SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 FUELNATION INC.
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 Florida                            1-12350               65-0827283
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(State or Other Jurisdiction       (Commission File      (IRS Employer
 Of Incorporation)                  Number)               Identification Number)

                              4121 SW 47th Avenue,
                                   Suite 1301
                                 Davie, FL 33314

Registrant's telephone number, including area code: 954-587-3775

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Item 5.           Other Events

         On October 21, 2003, the Company and the controlling shareholders successfully entered into a SHARE SALE AND CONTRIBUTION AGREEMENT.

         WHEREAS, BRAUSER wishes to acquire, develop and finance the Travel Center Project in Davie, Florida and simultaneously contract with FuelNation to purchase the facility, from BRAUSER, with assumption of the debt and the issuance of common and Preferred Shares for the BRAUSER equity; and

         WHEREAS, BRAUSER wishes to acquire from the Controlling
Shareholder's and the Company a sufficient number of shares of common stock, and to be issued Series A Convertible Preferred stock, to provide BRAUSER with ownership of fifty-one percent (51%) of the issued and outstanding shares of common stock of the Company (the "Shares") for his equity contribution not to exceed twenty million dollars; and.

         Annexed hereto as Exhibit 99 is the SHARE SALE AND CONTRIBUTION AGREEMENT.

Item 7(c).  Exhibits

99        SHARE SALE AND CONTRIBUTION AGREEMENT dated October 21, 2003.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FUELNATION INC.

                                           By: /s/ Charles Brodzki
                                           --------------------------
                                            Charles Brodzki, President